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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                         OF THE SECURITIES ACT OF 1934


               Date of Report (Date of Earliest Event Reported)
                                April 11, 1995




                              SPECTRAVISION, INC.
            (Exact Name of Registrant as Specified in its Charter)



        DELAWARE                    1-9724                  75-2182004
(State of Incorporation)    (Commission File Number)     (I.R.S. Employee
                                                        Identification No.)



          1501 NORTH PLANO ROAD, RICHARDSON, TEXAS        75083-0775
          (Address of Principal Executive Offices)        (Zip Code)


      Registrant's telephone number, including area code: (214) 234-2721
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ITEM 5.  OTHER EVENTS

     Attached hereto as Exhibit 1 are financial projections of SpectraVision, Inc. (the "Company") for the years 1995 through 2000. The projections were delivered to certain holders of the Company's 11.50% Senior Discount Notes due 2001 and 11.65% Senior Subordinated Reset Notes due 2002 at a meeting on
April 11, 1995, held to initiate discussions on the Company's previously announced proposed restructuring.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     Exhibit 1-Financial Projections

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   SPECTRAVISION, INC.



Date: April 11, 1995               By:  /s/ Richard M. Gozia
                                      ----------------------------
                                      Richard M. Gozia
                                      Executive Vice President and
                                      Chief Financial Officer